                                                                Exhibit 99(d)(2)

VOID IF NOT RECEIVED BY THE SUBSCRIPTION AGENT BEFORE 5:00 P.M.
NEW YORK TIME ON THE EXPIRATION DATE OF DECEMBER 16, 2005
CONTROL NO.                MAXIMUM PRIMARY SUBSCRIPTION SHARES AVAILABLE

THE GREATER CHINA FUND, INC.
SUBSCRIPTION RIGHTS FOR COMMON STOCK

Dear Stockholder:

IN ORDER TO EXERCISE YOUR RIGHTS, YOU MUST COMPLETE BOTH SIDES OF THE TEAR-OFF CARD BELOW.

As the registered owner of the Subscription Certificate below, you are entitled to subscribe for the number of shares of common stock, $0.001 par value ("Shares"), of The Greater China Fund, Inc. (the "Fund"), shown above pursuant to the Primary Subscription and upon the terms and conditions and at the subscription price for each Share specified in the Prospectus relating thereto. The Rights represented hereby include the Over-Subscription Privilege available to shareholders of record as of the close of business on November 18, 2005 ( the "Record Date Stockholders"), as described in the Prospectus. Under the Over-Subscription Privilege, any number of additional Shares may be purchased by a Record Date Stockholder if such Shares are available and such Stockholder has fully exercised his or her Primary Subscription Rights.

Registered owners who are participants in the Fund's Dividend Reinvestment Plan (the "Plan") will receive their Primary Subscription Shares and
Over-Subscription Shares via an uncertificated share credit to their existing accounts. TO REQUEST A STOCK CERTIFICATE, PARTICIPANTS IN THE PLAN MUST CHECK BOX D ON THE REVERSE SIDE OF THE SUBSCRIPTION CERTIFICATE BELOW.

Stock certificates for Shares purchased pursuant to the Primary Subscription will be delivered as soon as practicable after receipt of the required completed Subscription Certificate and after full payment has been received and cleared. Generally, this will occur subsequent to the Confirmation Date, which will be eight business days following December 16, 2005 (the "Expiration Date"). Shares, however, may be issued to the Dealer Manager pursuant to the exercise of Rights in the Primary Subscription promptly after exercise and payment as permitted in the Subscription Agent Agreement between the Fund and the Subscription Agent. Stock certificates for Shares purchased pursuant to the Over-Subscription Privilege and confirmation statements reflecting uncertificated share credits for dividend reinvestment accounts will be delivered as soon as practicable after the Expiration Date and after all allocations have been effected.

THE PRIMARY SUBSCRIPTION RIGHTS ARE TRANSFERABLE

PAYMENT MUST BE IN UNITED STATES DOLLARS. ONLY MONEY ORDERS OR CHECKS DRAWN ON A BANK LOCATED IN THE UNITED STATES AND MADE PAYABLE TO "THE GREATER CHINA FUND, INC." WILL BE ACCEPTED. PLEASE REFERENCE YOUR RIGHTS CARD CONTROL NUMBER ON YOUR CHECK, MONEY ORDER, OR NOTICE OF GUARANTEED DELIVERY.

THE DOCUMENT BELOW IS YOUR SUBSCRIPTION CERTIFICATE

                            SUBSCRIPTION CERTIFICATE

CUSIP NO. 39167B110           VOID IF NOT RECEIVED BY THE SUBSCRIPTION AGENT BEFORE 5:00 P.M.
                              NEW YORK TIME ON THE EXPIRATION DATE OF DECEMBER 16, 2005

1.   CONTROL NO.                                               3.   MAXIMUM PRIMARY SHARES AVAILABLE

2.   RIGHTS REPRESENTED BY THIS SUBSCRIPTION CERTIFICATE

THE GREATER CHINA FUND, INC.
SUBSCRIPTION RIGHTS FOR COMMON STOCK

The registered holder (the "Holder") of this Subscription Certificate, named below, or assignee, is entitled to the number of Rights to subscribe for shares of common stock, $0.001 par value (the "Shares"), of The Greater China Fund, Inc (the "Fund") shown above, in the ratio of one Share for each three Rights, pursuant to the Primary Subscription and upon the terms and conditions and at the price for each Share specified in the Prospectus relating thereto. To subscribe for Shares, the Holder must present to PFPC (the "Subscription Agent"), prior to 5:00 p.m., New York City time, on December 16, 2005 (the "Expiration Date"), either: (a) a properly completed and executed Subscription Certificate and a money order or check drawn on a bank located in the United States and payable to "The Greater China Fund, Inc." for an amount equal to the number of Shares subscribed for under the Primary Subscription (and, if such Holder is a Record Date Stockholder electing to exercise the Over-Subscription Privilege, under the Over-Subscription Privilege) multiplied by the estimated subscription price or (b) a Notice of Guaranteed Delivery guaranteeing delivery of (i) a properly completed and executed Subscription Certificate and (ii) a money order or check drawn on a bank located in the United States and payable to "The Greater China Fund, Inc." for an amount equal to the number of Shares subscribed for under the Primary Subscription (and, if such Holder is a Record Date Stockholder electing to exercise the Over-Subscription Privilege, under the Over-Subscription Privilege) multiplied by the estimated subscription price (which certificate and full payment must then be delivered by the close of business on the third business day after the Expiration Date). Under the Over-Subscription Privilege, as described in the Prospectus, any number of additional Shares may be purchased by a Record Date Stockholder if such Shares are available and the owner's Primary Subscription Rights have been fully exercised and the PRO RATA allocation requirements have been satisfied. Any excess payment to be refunded by the Fund to a Record Date Stockholder who is not allocated the full amount of Shares subscribed for pursuant to the Over-Subscription Privilege will be returned to him or her by mail by the Subscription Agent as soon as practicable. An exercising Holder will have no right to rescind a purchase after the Subscription Agent has received payment, either by means of a Notice of Guaranteed Delivery or a money order or check, except as provided for in the Prospectus, dated [November 14, 2005], relating to the Rights. This Subscription Certificate may be transferred, in the same manner and with the same effect as in the case of a negotiable instrument payable to specific persons, by duly completing and signing the assignment on the reverse side hereof. Capitalized terms used but not defined in this Subscription Certificate shall have the meanings assigned to them in the Prospectus, dated [November 14, 2005], relating to the Rights. To subscribe pursuant to the Primary Subscription or the Over-Subscription Privilege, three Rights and the estimated subscription price, which is [$XX.XX], are required for each Share. Payment of [$XX.XX] per Share must accompany the Subscription Certificate.

                                                THE GREATER CHINA FUND, INC.


                                                By: /s/ Ronald G.M. Watt
                                                    --------------------
                                                    President

(COMPLETE APPROPRIATE SECTION ON REVERSE SIDE OF THIS FORM)

TO SUBSCRIBE FOR YOUR PRIMARY SUBSCRIPTION SHARES PLEASE COMPLETE LINE "A" ON THE CARD BELOW.

Rights may be exercised only in multiples of 3.
Example:

30 Rights divided by 3 = 10 Primary Subscription Shares. [Note: Fractional shares should be dropped: provided however, that any Holder on the Record Date who is issued fewer than 3 Rights will be able to subscribe for one share of common stock.]

     A.        30         /  3   =    10     X         [$XX.XX]         =      [$XXX.XX]
         ---------------          ---------    -----------------------   -----------------
                                  (No. of     (Estimated Subscription   (Payment to be
         (No. of Rights)          Shares)     Price)                    Remitted)

If you are not exercising in full your Primary Subscription Rights, check box "F" below and we will attempt to sell any remaining unexercised Rights.

PLEASE NOTE THAT [$XX.XX] IS AN ESTIMATED PRICE ONLY. THE SUBSCRIPTION PRICE WILL BE DETERMINED ON DECEMBER 16, 2005, THE EXPIRATION DATE (UNLESS EXTENDED) AND COULD BE HIGHER OR LOWER THAN THE ESTIMATED SUBSCRIPTION PRICE DEPENDING ON CHANGES IN THE NET ASSET VALUE AND SHARE PRICE OF THE FUND'S COMMON STOCK.

TO SUBSCRIBE FOR ANY SHARES AVAILABLE UNDER THE OVER-SUBSCRIPTION PRIVILEGE, PLEASE COMPLETE LINE "B" BELOW.

PLEASE NOTE: ONLY RECORD DATE STOCKHOLDERS WHO HAVE EXERCISED THEIR PRIMARY SUBSCRIPTION RIGHTS IN FULL MAY EXERCISE THE OVER-SUBSCRIPTION PRIVILEGE.

PAYMENT OF SHARES: Full payment or a Notice of Guaranteed Delivery for both the Shares purchased pursuant to the Primary Subscription and Over-Subscription Privilege must accompany this Subscription Certificate. Please reference the control number printed on the front of this Subscription Certificate on your check, money order, or Notice of Guaranteed Delivery.

Return this Subscription Certificate by hand, first class mail or overnight courier to PFPC:

BY EXPRESS MAIL OR OVERNIGHT COURIER:      BY MAIL:                        BY HAND:
PFPC                                       PFPC                            Computershare
C/O The Greater China Fund                 C/O The Greater China Fund      C/O PFPC
161 Bay State Drive                        P.O. Box 859208                 17 Battery Place
Braintree MA 02184                         Braintree MA 02185-9208         11th Floor
                                                                           New York NY 10004

If the aggregate Subscription Price paid by a Record Date Stockholder is insufficient to purchase the number of Shares that such Stockholder indicates are being subscribed for, or if a Record Date Stockholder does not specify the number of Shares to be purchased, then the Record Date Stockholder will be deemed to have exercised first the Primary Subscription Rights (if not already fully exercised) and second the Over-Subscription Privilege to the full extent of the payment tendered. If the aggregate Subscription Price paid by a Record Date Stockholder exceeds the amount necessary to purchase the number of Shares for which the Record Date Stockholder has indicated an intention to subscribe, then the Record Date Stockholder will be deemed to have exercised first the Primary Subscription Rights (if not already fully exercised) and second the Over-Subscription Privilege to the full extent of the excess payment tendered.

PLEASE FILL IN ALL APPLICABLE INFORMATION

                                                                             Expiration Date:
                                                                             December 16, 2005:

A. Primary Subscription ____________________ / 3 = __________________    X   [$XX.XX]        = $  _____________
   (Three Rights = 1 Share)(Rights Exercised)   (No. of Shares requested)        (Estimated Subscription Price)

B. Over-Subscription Privilege        __________________                 X   [$XX.XX]        = $  _____________
                                  (No. of Shares requested)             (Estimated Subscription Price)

C. Amount of Check Enclosed (A + B) (and amount to be                                       = $  _____________
   inserted in Notice of Guaranteed Delivery, if applicable)

D. If you currently reinvest your dividends and wish to receive a certificate, check here  / /

E. The following Broker-Dealer is being designated as having been instrumental in the exercise of this Subscription Right:

/ / UBS Securities LLC
/ / _____________________________________

    Representative Name __________________

F. Sell any remaining Rights / /

G. Sell all of my Rights / /

SECTION 1. TO SUBSCRIBE: I hereby irrevocably subscribe for the number of Shares indicated as the total of A and B hereon upon the terms and conditions specified in the Prospectus relating to the Primary Subscription and the Over-Subscription Privilege, receipt of which is acknowledged. I hereby agree that if I fail to pay for the Shares for which I have subscribed, the Fund may exercise any of the remedies set forth in the Prospectus.

TO SELL: If I have checked either the box on line F or on line G, I authorize the sale of Rights by the Subscription Agent according to the procedures described in the Prospectus.


-----------------------------------------------------------------

-----------------------------------------------------------------
Signature(s) of Subscriber(s)/Seller(s)


-----------------------------------------------------------------
Address for delivery of Shares if other than shown on front

If permanent change of address, check here / /

Please give your telephone number:
                             (   )______________ DAY
                             (   )______________ EVENING

SECTION 2. TO TRANSFER RIGHTS (except pursuant to F or G above): For value received, ______________ of the Rights represented by this Subscription Certificate are assigned to:


-----------------------------------------------------------------------------
(Print Full Name of Assignee)                          social security number

-----------------------------------------------------------------------------
(Print Full Address)

-----------------------------------------------------------------------------
(Print Full Address)

-----------------------------------------------------------------------------
Signature(s) of Assignor(s)

IMPORTANT: The signature(s) must correspond in every particular, without alteration, with the name(s) as printed on your Subscription Certificate.

Your Signature must be guaranteed by an Eligible Guarantor Institution as that term is defined under Rule 17Ad-15 of the Securities Exchange Act of 1934, which may include:

a) a commercial bank or trust company, or
b) a member firm of a domestic stock exchange, or
c) a savings bank or credit union.

Signature
Guaranteed  -----------------------------------
            (Name of Bank or Firm)
By

            -----------------------------------
            (Signature of Officer and Title)